UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 27, 2007

SKYSTAR BIO-PHARMACEUTICAL COMPANY
(Exact name of Registrant as specified in its charter)

Nevada	000-28153	33-0901534
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

Rm. 10601, Jiezuo Plaza, No.4,
Fenghui Road South,
Gaoxin District, Xian Province, P.R. China		N/A
(Address of principal executive offices)		(Zip Code)

(8629) 8819-3188
(Registrant’s telephone number, including area code)

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 27, 2007, Skystar Bio-Pharmaceutical Company (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”), with several institutional and accredited investors (the “Purchasers”) pursuant to which the Company sold to the Purchasers $4.075 million in aggregate principal amount of 8% convertible debentures due February 28, 2009 (the “Debentures”), and warrants to purchase 4,075,000 shares of the common stock of the Company (the “Warrants”), in a private placement pursuant to Regulation D under the Securities Act of 1933 (the “Transaction”). Pursuant to a Registration Rights Agreement the Company executed with the Purchasers on February 27, 2007, the Company agreed to register all shares of common stock underlying the conversion of the Debentures and exercise of the Warrants in a resale registration statement (the “Registration Statement”). The Transaction closed on February 27, 2007. Gross proceeds from the sale to the Company were $4.075 million, of which $285,250 was paid to Pacific Ridge Capital who served as placement agent for the transaction and $52,500 were paid to counsel for the Purchasers in connection with the transaction. The Company also issued to the Placement Agent a warrant to purchase an aggregate of 570,500 shares with an exercise price of $1.00 per share and will have an expiration date of February 28, 2012.

The Debentures bear interest at 8% per year and are convertible into shares of the Company’s common stock at an original conversion price of $1.00 per share. Starting with the third month after the closing, the Company shall pay on a monthly basis, 4.77% of the principal of the Debenture(“Principal Repayment Amount”), and all accrued interest. At the Company’s option, payment shall be in cash or shares of common stock. If the Company pays in cash it shall also pay a 15% premium to the Principal Repayment Amount during the first 12 months of the Debenture, and a 25% premium thereafter.

The Company may pay this mandatory prepayment amount with common stock, if certain equity conditions are met, which include, among other things, the effectiveness of the Registration Statement. If the Company chooses to pay interest and principal with common stock, it will be based on the lower of (i) a 30% discount to the volume weighted average price for the immediately preceding five consecutive trading days and (ii) the fixed conversion price in effect on such principal payment date.

The Warrants entitle each Purchaser to purchase a number of shares of common stock equal to one hundred percent of the number of shares of common stock that would be issuable upon conversion of the Debenture purchased by such Purchaser in the Transaction. The Warrants have an initial exercise price of $1.20 per share.

The conversion price and warrant strike price are subject to downward adjustments should the Company issue more shares of common stock or securities convertible into common stock for capital raising activities for less than the conversion price or exercise price. In the case of adjustments to the conversion price of the Debentures and the exercise price of the Warrants, the conversion price shall be adjusted to the consideration received or receivable by the Company for each share of common stock issued or issuable. The conversion and exercises prices are also subject to adjustment for other customary adjustment events such as any stock dividend, stock split, reverse stock split or other similar transaction.

The Company may require the conversion of the Debentures provided that (a) certain equity conditions are met, which include, among other things, the effectiveness of the Registration Statement and that (b) for the 20 consecutive trading days prior to such election the daily volume weighted average price exceeds $2.75 (as appropriately adjusted for any stock dividend, stock split, reverse stock split or other similar transaction) and the average trading volume equals or exceeds 45,000 shares of common stock.

The holders of the Debentures have the right at any time to convert all or any part of the outstanding principal amount of the Debentures and any accrued and unpaid interest into common stock of the Company at the then effective conversion price.

In case of an event of default under the Debentures or a change on control of the Company, each as defined in the Debentures, each Holder shall have the right to require the Company to redeem all or any part of the unpaid principal amount of the Debenture.

There are two classes of Debentures and Warrants - Class A and Class B. Class A Debentures and Warrants are substantially similar to Class B Debentures and Warrants. However, for Class A Debentures and Warrants, absent a waiver upon 60 days prior written notice to the Company by a holder, no stock may be issued to any holder under any provision of the Class A Debentures or Class A Warrants which would result in the holder being the beneficial owner of more than 4.99% of the Company’s issued and outstanding common stock. This provision is absent in Class B Debentures and Warrants.

The Company may prepay the Debentures, if certain equity conditions are met, which include, among other things, the effectiveness of a Registration Statement covering the resale of the shares issuable upon conversion of the Debentures and have been met for each of the 20 trading days before the prepayment date, at a redemption price equal to (a) 150% of outstanding principal during the first 12-months of the Debentures or (b) 120% of outstanding principal thereafter, plus all accrued and unpaid interest. Any prepayment must be for all outstanding principal on all outstanding Debentures. The Company must give at least 20 trading days (but not more than 40 trading days) notice of any prepayment. The Company’s right to prepay the Debentures is subordinate to the rights of the holders of the Debentures to exercise their conversion rights.

The Registration Rights Agreement requires that a registration statement registering the resale of the common stock into which the Debentures are convertible and for which the Warrants are exercisable, as well as certain other shares of the Company’s common stock be filed with the Securities and Exchange Commission not later than April 13, 2007 and be declared effective by the SEC not later than May 28, 2007, if there is no SEC review of the Registration Statement and June 27, 2007 if there is SEC review. If the Registration Statement with respect to the shares underlying the Debentures is not declared effective by November 26, 2007, the Debenture will be deemed in default with respect to the Debenture that has not been paid or for which shares have been registered. Failure to meet these deadlines will result in liquidated damages of 2% of the aggregate purchase price of the Debentures and Warrants per month, pro rated for partial periods.

In connection with the Agreement, the officers, directors and 5% stockholders and their affiliates (collectively, “Principals”) have agreed to abide by certain restrictions on their transferability of their Company common stock holdings. No Principal shall sell their common stock on the open market or otherwise transfer their stock, subject to certain exceptions, until the earlier of (a) 75% of the Debentures have been repaid and/or converted into Company common stock, and (b) the latter of (i) 90 days after such person is no longer a Principal and (ii) 180 days after the Registration Statement covering Company common stock underlying the Debentures and Warrants has been declared effective.

The foregoing summary of the Debentures, Warrants and related agreements is qualified in its entirety by the terms of the Agreement, the form of Convertible Debenture, the form of Warrant and the Registration Rights Agreement included as Exhibits hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures under Item 1.01 are incorporated in this Item 2.03 by reference.

Item 3.02. Unregistered Sales of Equity Securities

The disclosures under Item 1.01 are incorporated in this Item 3.02 by reference.

The Debentures and the Warrants were issued to accredited investors in a private placement transaction exempt from registration under the Securities Act of 1933, as amended, pursuant to Rule 506 of Regulation D promulgated thereunder.

The Debentures and the Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from registration requirements.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description
10.1	Form of Securities Purchase Agreement, dated as of February 26, 2007 by and among the Company and the Purchasers
10.2	Form of Class A Convertible Debenture
10.3	Form of Class B Convertible Debenture
10.4	Form of Class A Warrant
10.5	Form of Class B Warrant
10.6	Form of Registration Rights Agreement, dated as of February 26, 2007 by and among the Company and the Purchasers
10.7	Form of Company Principal Lockup Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKY-STAR BIOPHARMACEUTICAL COMPANY

Date: March 5, 2007	By:	/s/ Weibing Lu
Weibing Lu
Chief Executive Officer